The Directors and Officers of

Wintrust  Financial  Corporation
cordially invite you to attend our
2002 Annual Meeting of Shareholders
Thursday,  May 23, 2002, 10:00 a.m.
Hyatt-Deerfield
1750 Lake Cook Road
Deerfield, Illinois


   YOU CAN VOTE IN ONE OF THREE WAYS: 1) BY MAIL, 2) BY PHONE, 3) BY INTERNET.
              See the reverse side of this sheet for instructions.


IF YOU ARE NOT VOTING BY TELEPHONE OR BY  INTERNET,  COMPLETE  BOTH SIDES OF THE
           ---
        PROXY CARD, DETACH HERE AND RETURN IN THE ENCLOSED ENVELOPE TO:

                           Illinois Stock Transfer Co.
                      209 West Jackson Boulevard, Suite 903
                             Chicago, Illinois 60606


                                   IMPORTANT
                                   ---------
           Please complete both sides of the PROXY CARD, sign, date,
                  detach and return in the enclosed envelope.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF  DIRECTORS.  IF NOT  OTHERWISE
SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND FOR PROPOSAL 2. THE UNDERSIGNED REVOKES ALL PROXIES HERETOFORE GIVEN TO VOTE AT SUCH MEETING AND ALL ADJOURNMENTS OR POSTPONEMENTS.






Dated _____________________

___________________________

___________________________
(Please sign here)


Please sign your name as it appears above. If executed by a corporation, a duly authorized officer should sign. Executors, administrators, attorneys, guardians and trustees should so indicate when signing. If shares are held jointly, at least one holder must sign.

--------------------------------------------------------------------------------

Wintrust Financial Corporation

If you personally plan to attend the Annual Meeting of Shareholders, please check the box below and list the names of attendees on reverse side.

Return this stub in the enclosed envelope with your completed proxy card.


I/We do plan to attend
the 2002 meeting         ________

                                 TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

                              TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1. Read the accompanying Proxy Statement.
2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.
3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below. Please note that all votes cast by telephone must be submitted prior to Monday, May 20, 2002 at 11:59pm Central Time. Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

      If You Vote By TELEPHONE Please Do Not Return Your Proxy Card By Mail

                               TO VOTE BY INTERNET

Your internet vote is quick, confidential and your vote is immediately submitted. Just follow the se easy steps:

1. Read the accompanying Proxy Statement.

2. Visit our Internet voting Site at HTTP://WWW.EPROXYVOTE.COM/IST-WFCCM/ and follow the instructions on the screen.

3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card. Please note that all votes cast by internet must be submitted prior to Monday, May 20, 2002 at 11:59pm Central Time. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

THIS IS A "SECURED" WEB PAGE SITE. YOUR SOFTWARE AND/OR INTERNET PROVIDER MUST BE ENABLED TO ACCESS THIS SITE. PLEASE CALL YOUR SOFTWARE OR INTERNET PROVIDER FOR FURTHER INFORMATION.

      If You Vote By Internet, Please Do Not Return Your Proxy Card By Mail

--------------------------------------------------------------------------------


Wintrust Financial Corporation
REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John S. Lillard and Edward J. Wehmer and either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes each them to represent and to vote, as designated below, all the shares of Common Stock of Wintrust Financial Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 23, 2002 or any adjournment thereof. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted, to the extent legally permissable, by those named in this proxy in their best judgement.

      PROPOSAL 1 -  ELECTION  OF  DIRECTORS  (To  be  designated  as  Class  III
                   Directors with term ending in 2005.)
                   [   ]    FOR ALL NOMINEES LISTED BELOW
                            (Except as marked to the contrary below).

                   [   ]    WITHHOLD AUTHORITY to vote for all nominees below.
                            (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
                            ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
                            NOMINEE'S NAME).

        01   Joseph Alaimo                      05   Hollis W. Rademacher
        02   Peter D. Crist                     06   John N. Schaper
        03   Philip W. Hummer                   07   John J. Schornack
        04   John S. Lillard                    08   Larry V. Wright


     PROPOSAL 2 - APPROVAL OF AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN, AS
                  DESCRIBED IN THE PROXY STATEMENT.

                  [   ] FOR   [   ] AGAINST   [   ] ABSTAIN


                        (To be signed on the other side)

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